Exhibit 99.2

NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
(Thousands of Dollars)	2010	2009

ASSETS

Current Assets:
Cash and Cash Equivalents	$30,012	$26,952
Receivables, Net	570,870	512,770
Unbilled Revenues	161,872	229,326
Fuel, Materials and Supplies	229,837	277,085
Marketable Securities	81,960	66,236
Derivative Assets	17,379	31,785
Prepayments and Other Current Assets	151,641	123,700
Total Current Assets	1,243,571	1,267,854

Property, Plant and Equipment, Net	8,957,713	8,839,965

Deferred Debits and Other Assets:
Regulatory Assets	3,207,971	3,244,931
Goodwill	287,591	287,591
Marketable Securities	41,763	54,905
Derivative Assets	153,651	189,751
Other Long-Term Assets	213,186	172,682
Total Deferred Debits and Other Assets	3,904,162	3,949,860

Total Assets	$14,105,446	$14,057,679

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities .

NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
(Thousands of Dollars)	2010	2009

LIABILITIES & CAPITALIZATION

Current Liabilities:
Notes Payable to Banks	$100,313	$100,313
Long-Term Debt - Current Portion	66,286	66,286
Accounts Payable	385,181	457,582
Accrued Taxes	64,236	50,246
Accrued Interest	92,879	83,763
Derivative Liabilities	44,208	37,617
Other Current Liabilities	166,138	183,605
Total Current Liabilities	919,241	979,412

Rate Reduction Bonds	375,866	442,436

Deferred Credits and Other Liabilities:
Accumulated Deferred Income Taxes	1,450,931	1,380,143
Accumulated Deferred Investment Tax Credits	21,466	22,145
Regulatory Liabilities	426,687	485,706
Derivative Liabilities	972,041	955,646
Accrued Pension	786,195	781,431
Other Long-Term Liabilities	822,759	823,723
Total Deferred Credits and Other Liabilities	4,480,079	4,448,794

Capitalization:
Long-Term Debt	4,588,862	4,492,935

Noncontrolling Interest in Consolidated Subsidiary:
Preferred Stock Not Subject to Mandatory Redemption	116,200	116,200

Common Shareholders' Equity:
Common Shares	978,381	977,276
Capital Surplus, Paid In	1,763,894	1,762,097
Deferred Contribution Plan	(67)	(2,944)
Retained Earnings	1,287,271	1,246,543
Accumulated Other Comprehensive Loss	(42,740)	(43,467)
Treasury Stock	(361,541)	(361,603)
Common Shareholders' Equity	3,625,198	3,577,902
Total Capitalization	8,330,260	8,187,037

Total Liabilities and Capitalization	$14,105,446	$14,057,679

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities .

NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended March 31,
(Thousands of Dollars, Except Share Information)	2010	2009

Operating Revenues	$1,339,420	$1,593,483

Operating Expenses:
Fuel, Purchased and Net Interchange Power	603,349	838,920
Other Operating Expenses	248,273	247,445
Maintenance	45,637	48,836
Depreciation	78,656	76,983
Amortization of Regulatory (Liabilities)/Assets, Net	(8,327)	21,691
Amortization of Rate Reduction Bonds	59,570	55,897
Taxes Other than Income Taxes	85,599	86,429
Total Operating Expenses	1,112,757	1,376,201
Operating Income	226,663	217,282

Interest Expense:
Interest on Long-Term Debt	57,270	55,684
Interest on Rate Reduction Bonds	6,690	10,625
Other Interest	3,302	4,668
Interest Expense	67,262	70,977
Other Income, Net	8,057	4,182
Income Before Income Tax Expense	167,458	150,487
Income Tax Expense	79,857	51,423
Net Income	87,601	99,064
Net Income Attributable to Noncontrolling Interests:
Preferred Dividends of Subsidiary	1,390	1,390
Net Income Attributable to Controlling Interests	$86,211	$97,674

Basic and Fully Diluted Earnings Per Common Share	$0.49	$0.60

Dividends Declared Per Common Share	$0.26	$0.24

Weighted Average Common Shares Outstanding:
Basic	176,349,762	162,340,475
Fully Diluted	176,537,472	162,925,167

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities .

NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended March 31,
(Thousands of Dollars)	2010	2009

Operating Activities:
Net Income	$87,601	$99,064
Adjustments to Reconcile Net Income to Net Cash Flows
Provided by Operating Activities:
Bad Debt Expense	9,556	9,507
Depreciation	78,656	76,983
Deferred Income Taxes	33,248	17,178
Pension and PBOP Expense, Net of Capitalized Portion and PBOP Contributions	23,331	6,703
Regulatory Overrecoveries/(Underrecoveries), Net	6,066	(14,694)
Amortization of Regulatory (Liabilities)/Assets, Net	(8,327)	21,691
Amortization of Rate Reduction Bonds	59,570	55,897
Deferred Contractual Obligations	(6,274)	(8,666)
Derivative Assets and Liabilities	(2,594)	(14,769)
Other	(35,160)	(3,450)
Changes in Current Assets and Liabilities:
Receivables and Unbilled Revenues, Net	(7,258)	10,483
Fuel, Materials and Supplies	48,431	51,171
Taxes Receivable/Accrued	4,639	43,270
Other Current Assets	(279)	(1,541)
Accounts Payable	(46,188)	(174,497)
Counterparty Deposits and Margin Special Deposits	(12,946)	(10,582)
Other Current Liabilities	(6,369)	(23,795)
Net Cash Flows Provided by Operating Activities	225,703	139,953

Investing Activities:
Investments in Property and Plant	(202,487)	(208,896)
Proceeds from Sales of Marketable Securities	21,331	52,933
Purchases of Marketable Securities	(21,825)	(54,557)
Rate Reduction Bond Escrow and Other Deposits	(322)	(1,480)
Other Investing Activities	(156)	2,853
Net Cash Flows Used in Investing Activities	(203,459)	(209,147)

Financing Activities:
Issuance of Common Shares	-	387,350
Cash Dividends on Common Shares	(45,088)	(37,207)
Cash Dividends on Preferred Stock	(1,390)	(1,390)
Decrease in Short-Term Debt	-	(124,909)
Issuance of Long-Term Debt	95,000	250,000
Retirements of Rate Reduction Bonds	(66,569)	(62,451)
Financing Fees	(1,124)	(15,205)
Other Financing Activities	(13)	18
Net Cash Flows (Used In)/Provided by Financing Activities	(19,184)	396,206
Net Increase in Cash and Cash Equivalents	3,060	327,012
Cash and Cash Equivalents - Beginning of Period	26,952	89,816
Cash and Cash Equivalents - End of Period	$30,012	$416,828

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities .